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                                                                      EXHIBIT 11

                            DAIN RAUSCHER CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

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

                                                             THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                            ----------------------------     --------------------------
                                                               2000              1999           2000            1999
                                                            ----------     -------------     ----------     -----------
BASIC EARNINGS PER SHARE:
   Net income..........................................     $   20,150     $     16,912      $   60,139     $   39,502
                                                            ==========     ============      ==========     ===========

   Weighted average common shares outstanding..........         12,829           12,381          12,785         12,429
                                                            ==========     ============      ==========      ==========

Basic earnings per share...............................     $     1.57     $       1.37      $     4.70     $     3.18
                                                            ==========     ============      ==========     ===========


EARNINGS PER SHARE ASSUMING DILUTION:
   Net income..........................................     $   20,150     $     16,912      $   60,139     $   39,502
                                                            ==========     ============      ==========     ===========

Weighted average number of common and dilutive potential common shares outstanding:

   Weighted average common shares outstanding..........         12,829           12,381          12,785         12,429
   Dilutive effect of stock options (net of tax benefits)          625              451             565            375
   Shares credited to deferred compensation
      plan participants................................          1,026              594             917            547
                                                            ----------     ------------      ----------     -----------

Weighted average number of common and dilutive
      potential common shares outstanding..............         14,480           13,426          14,267         13,351
                                                            ==========     ============      ==========     ===========

Diluted earnings per share.............................     $     1.39     $       1.26      $     4.22     $     2.96
                                                            ==========     ============      ==========     ===========
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